EXHIBIT 21

SUBSIDIARIES OF PARK PLACE ENTERTAINMENT CORPORATION

PARBALL CORPORATION
a Nevada corporation
dba Flamingo Las Vegas and Bally's/Paris Las Vegas

FLAMINGO HILTON-LAUGHLIN, INC.
a Nevada corporation

FHR CORPORATION
a Nevada corporation
dba Reno Hilton and Flamingo Reno

LVH CORPORATION
a Nevada corporation
dba Las Vegas Hilton

BALLY'S PARK PLACE, INC.
a New Jersey corporation

GNOC, CORP.
a New Jersey corporation
dba Atlantic City Hilton

ATLANTIC CITY COUNTRY CLUB, INC.
a New Jersey corporation

BI GAMING CORPORATION
a Nevada corporation

BALLY'S MIDWEST CASINO, INC.
a Delaware corporation

BALLY'S MARYLAND, INC.
a Maryland corporation
dba Ocean Downs Racetrack

BALLY'S LOUISIANA, INC.
a Louisiana corporation

BALLY'S TUNICA, INC.
a Mississippi corporation

BALLY'S OLYMPIA LIMITED PARTNERSHIP
a Delaware partnership
dba Bally's Saloon-Gambling Hall-Hotel

PARK PLACE ENTERTAINMENT SCOTIA LIMITED
a Canadian corporation

PARK PLACE WINDSOR HOLDING, INC.
a Canadian corporation

GRAND CASINOS, INC.
a Minnesota corporation

GRAND CASINOS OF MISSISSIPPI, L.L.C.-GULFPORT
a Mississippi Limited Liability Company
dba Grand Casino Gulfport

GRAND CASINOS OF MISSISSIPPI, INC.-BILOXI
a Minnesota corporation
dba Grand Casino Biloxi

BL DEVELOPMENT CORP.
a Minnesota corporation
dba Grand Casino Tunica

CAESARS WORLD, INC.
a Florida corporation

ROMAN HOLDING CORPORATION OF INDIANA
an Indiana corporation

CAESARS PALACE CORPORATION
a Delaware corporation

CAESARS PALACE REALTY CORPORATION
a Nevada corporation

CAESARS NEW JERSEY, INC.
a New Jersey corporation

CAESARS SOUTH AFRICA, INC.
a Nevada corporation

DESERT PALACE, INC.
a Nevada corporation
dba Caesars Palace and Caesars Tahoe

BOARDWALK REGENCY CORPORATION
a New Jersey corporation
dba Caesars Atlantic City

SHERATON TUNICA CORPORATION
a Delaware corporation